UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 9, 2005

Plexus Corp.
__________________________________________
(Exact name of registrant as specified in its charter)

Wisconsin	000-14824	39-1344447
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

55 Jewelers Park Drive, Neenah, Wisconsin		54957-0156
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	920-722-3451

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On February 9, 2005, the shareholders of Plexus Corp. approved the Plexus Corp. 2005 Equity Incentive Plan (the "2005 Plan"). The 2005 Plan, which was subject to and therefore became effective upon such approval, provides for the grant of stock options, stock appreciation rights and/or restricted stock to Plexus officers, key employees and directors. The Plan is administered, and awards will be made, by the Compensation Committee of the Board of Directors. Total number of shares for which such awards may be made pursuant to the 2005 Plan is 2.7 million, subject to further specific limits on particular types of awards, and on awards to individual persons in any year.

A copy of the 2005 Plan is attached as Exhibit 10.1. The copy attached also includes a technical clarifying amendment, in Item 11, which was made by the Board on February 9, 2005 after shareholder approval.

In addition, on February 9, 2005, the Compensation Committee approved an interpretation under Plexus’ 2005 Variable Incentive Compensation Plan (the "Variable Plan"). Fiscal 2005 ROCE targets under the Variable Plan were set before final FASB standards relating to the expensing of stock options were adopted, and it was then assumed that Plexus would not be required to incur option-related expensing in fiscal 2005. Since it now appears that such expensing will begin in fiscal 2005, the Committee determined that ROCE calculations under the Variable Plan for fiscal 2005 would exclude the effects of expensing stock options resulting from the change in accounting standards.

Item 1.02. Termination of a Material Definitive Agreement.

Effective upon the adoption of the 2005 Plan, awards may no longer be granted under the Plexus Corp. 1998 Stock Option ("1998 Plan"), which is now terminated except with respect to options which have previously been granted under the 1998 Plan; those options remain outstanding and exercisable until they expire in accordance with the 1998 Plan and their terms. The Plexus 1995 Directors’ Stock Option Plan had previously expired on December 31, 2004, in accordance with its terms.

Item 8.01. Other Events.

In addition to adoption of the 2005 Plan, at the Plexus Corp. annual meeting of shareholders on February 9, 2005, shareholders elected the seven management nominees for director, approved the 2005 Employee Stock Purchase Plan, and ratified the selection of PricewaterhouseCoopers LLP as Plexus’ independent auditors.

Item 9.01. Financial Statements and Exhibits.

Exhibit filed:

Exhibit 10.1 Plexus Corp. 2005 Equity Incentive Plan

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Plexus Corp.

February 10, 2005	By:	Joseph D. Kaufman

Name: Joseph D. Kaufman
Title: Senior Vice President, Chief Legal Officer and Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Plexus 2005 Equity Incentive Plan